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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
                                          STATE OF                    PERCENTAGE
               COMPANY NAME             INCORPORATION    TAX I.D.      OWNERSHIP
               ------------             -------------    --------      ---------
Citizens Insurance Company of America     Colorado      84-0583103   100% Direct

Insurance Investors, Inc.                   Texas       74-1458561   100% Indirect

Industrial Benefits, Inc.                   Texas       76-0159854   100% Indirect

Computing Technology, Inc.                Colorado      84-1037266   100% Indirect

Funeral Homes of America, Inc.            Louisiana     72-1148400   100% Indirect

First Investors Group, Inc.               Illinois      37-1252577   100% Direct

Excalibur Insurance Corporation           Illinois      37-1357477   100% Direct

Central Investors Life Insurance
Company of Illinois                       Illinois      37-0862705   100% Indirect